Exhibit 99.2

@NFX is periodically published to keep shareholders aware of current operating activities at Newfield. It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

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April 27, 2005

This edition of @NFX includes:

•	Update on recent drilling activities;

•	Guidance for the second quarter of 2005; and

•	Updated tables detailing complete hedging positions

Below, find an update of recent drilling highlights from our focus areas.

Onshore Gulf Coast

During the first quarter, we drilled 16 successful wells out of 19 total wells in Texas. We operated 16 of the wells drilled during the quarter. We are currently operating nine rigs (including workovers and recompletes) onshore Texas. We plan to drill 15-20 exploration wells and 40-60 development wells in Texas during 2005.

Val Verde Basin

The Val Verde Basin of southwest Texas is our most active onshore Texas region. We have two rigs running in the area today and six successful wells completing that will add future production. We hold more than 100,000 lease acres in the basin. Since late 2002, we’ve gained control of nearly 60,000 gross lease acres and developed a significant drilling inventory. Over this period, we drilled 32 successful wells out of 39 attempts and discovered four new fields. Our production from the area is about 40 MMcfe/d.

Venom Prospect

In February, we announced a significant exploration success in an undisclosed location. Leasing efforts and recent drilling activity now allow us to discuss the play — our Venom Prospect, located in the Val Verde Basin. To date, we’ve drilled five successful wells out of seven attempts and expect to drill at least 15 development wells at Venom over the next 18 months. Planning for a new pipeline is underway that will provide sales capacity of 30 MMcf/d. We have 33,000 gross acres in field area.

Wells in our Venom Field have been costing about $1 million to drill and complete. We have a 100% working interest in our new wells at Venom.

Poulter Field

We discovered the Poulter Field, also located in the Val Verde Basin, in August 2004. The field was originally called the Packenham Prospect, but was renamed. We operate Poulter and our working interest ranges from 60-100%.

Since discovery, we have drilled four successful development wells out of five attempts and we are drilling our sixth development well today. We have two wells on production at a combined gross rate of 11.5 MMcf/d. We expect to bring two additional wells on-line during the next month and field production should increase to more than 20 MMcf/d this summer. We control nearly 5,000 gross acres around this development.

Monte Christo

We are actively drilling development wells in our Monte Christo Field, located in Hidalgo County, Texas. Our Hamman B-30 well, which found gas pay in six sections, is now producing to sales at 6.6 MMcf/d. The Johnson #73 well found more than 200’ of pay in four zones and is now flowing to sales at more than 10 MMcf/d. Production from the three wells drilled and placed on-line is nearly 30 MMcfe/d. We have a 100% working interest.

La Rucia Ranch Field

Development drilling continues in the La Rucia Ranch Field, located in Hidalgo County, Texas. In the first quarter, we drilled the La Rucia Ranch #24 and #25 wells. Combined, they added over 10 MMcf/d. We are planning to drill up to three additional wells in the field later this year. The field is producing 34 MMcf/d.

Gulf of Mexico

In the Gulf of Mexico, we drilled 10 successful wells in the first quarter with five dry holes. Including workover and completion operations, four operated rigs are currently active on the shelf and one in deepwater.

Deepwater Developments —

We are developing our Wrigley discovery with first production expected in early 2006. Wrigley is located at Mississippi Canyon 506 and will be developed as a sub-sea tieback to existing infrastructure. We operate Wrigley with a 50% working interest.

Success at Wrigley helped to de-risk two additional prospects on block 506, both supported by similar seismic amplitudes. We are evaluating these targets and may elect to drill an additional well this year.

We continue to study results from our Anduin discovery, located at Mississippi Canyon 755. Pending results of the data analysis, we are planning to drill two additional wells into this amplitude. Newfield owns a 50% non-operated interest in the Anduin discovery.

Traditional Shelf Update —

We recently drilled two successful wells at East Cameron 33 — the #10 and #11 wells. The #10 well is on-line at 7 MMcf/d and the #11 well is on-line at 7 MMcf/d. Both of these successes were drilled on acreage acquired in our recent GOM acquisition from Denbury.

Also located on the Denbury acreage, our West Cameron 638 A-32 well was successful. We have a 33% interest in this well, which is expected to be on-line by the end of this week.

The South Timbalier 194 A-5 well was drilled from an existing platform and found 75’ of net gas pay in 3 zones. The well is on-line at 6 MMcf/d.

We have a 10% non-operated interest in the Cadillac Prospect, located at Viosca Knoll 251, a 25,000’ test.

Mid-Continent

We are currently operating eight rigs in the Mid-Continent. We will be running 10 rigs by June 2005. Year-to-date, we’ve completed 20 operated wells in our traditional gas mining plays and we’ve drilled 45 coal bed methane wells.

WACCAWH Project — Our WACCAWH project is located in Coal, Pittsburgh and Hughes Counties, Oklahoma. In the first quarter of 2005, we drilled 10 wells. We are running three rigs in the play and expect to drill 30-40 WACCAWH wells in 2005. The first horizontal test of the Woodford Shale (NFX operated) is producing 500 Mcf/d and cleaning up after fracture stimulation, from approximately 50% of the horizontal lateral with the remaining portion of the lateral to be stimulated and tested in May.

Arkoma CBM Project — Also located in Pittsburg, Hughes and Coal Counties in the Arkoma Basin, our horizontal CBM play consists of two thin, shallow coal seams 4’-5’ thick that run above the WACCAWH play at depths of 2,000’-3,500’. We have drilled 9 wells and participated in an additional 23 horizontal CBM wells. Our gross production is approximately 3.1 MMcf/d from 21 wells. We expect to drill 10-20 CBM wells in 2005.

Stiles Ranch and Buffalo Wallow — We are operating three drilling rigs in Hemphill and Wheeler Counties, Texas where current production is 25 MMcfe/d. We will add a fourth rig in late May and plan to drill about 20-25 wells in these areas in 2005. We’ve drilled six wells year-to-date in Stiles Ranch and initial production has averaged about 3 MMcf/d. We have 100 remaining locations at Stiles Ranch, where we have a 100% working interest in most of the area.

Oklahoma Wash Play — We are currently drilling the Armstrong 5-14 (NFX WI 88%) in the Cheyenne Area of Roger Mills County in western Oklahoma. Targets are the Marmaton, Cherokee, Red Fork and Atoka Washes. This well offsets our Armstrong 3-14, Armstrong 4-14 and Higgins 2-10 wells. The Armstrong 3-14 averaged 3 MMcf/d in its first month of production and is currently producing 1.1 MMcf/d. The Higgins 2-10 (NFX WI 56%), located one mile northwest, is currently producing at 1.2 MMcf/d. We are currently completing the Armstrong 4-14 (NFX WI 89%), which has tested at more than 3.5 MMcf/d. We are adding two additional rigs to this play this summer and plan to drill 15-20 wells in the area in 2005.

Cherokee Basin CBM Area — Year-to-date, we’ve drilled 45 wells in the area and two drilling rigs are running. Gross production is 14.5 MMcfe/d. A new play — the Bartlesville oil sand development — added 16 producing wells in the first quarter of 2005. These wells added production with 100 BOPD and 900 Mcf/d.

Rocky Mountains

We are currently running three drilling rigs in our Monument Butte Field, a 110,000-acre oil field located in the Uinta Basin of Northeast Utah. During the first quarter, we drilled 44 wells in the field and our gross production has increased to about 9,200 BOPD and 18 MMcf/d of gas. We plan to invest about $90 million in our Monument Butte Field in 2005 and will drill 175-200 wells. We have secured a fourth rig for the field and it should be operating by mid-June.

North Sea

Development work is underway on our Grove discovery in the North Sea. Grove is located on license area 49/10a in the Southern Gas Basin. We have a 100% interest and a 100% net revenue interest. We are planning a 4-pile platform capable of producing 4 wells at a combined 100 MMcf/d. First production is expected in the fourth quarter of 2006.

In July, we are planning to drill our West Grove prospect. This well will test a fault separated prospect west of our Grove discovery. We will retain a 100% interest in West Grove. License area 49/10a is part of a six-block area called Cleaver Bank High, covering some 100,000 acres. In addition to Grove, we have several other prospects on this acreage and are evaluating them for future drilling.

We recently drilled our Newark Prospect, located in our West Sole license area. Due to substantial increases in drilling costs, we decided to reduce our interest in this prospect to 60% and we brought a partner into the well. Newark found non-economic quantities of gas in tight sands and the well was plugged and abandoned.

Malaysia

The Penara and N. Lukut Fields are producing about 10,000 BOPD gross. We have a 50% interest. Production from Malaysia is expected to double in early 2007 with the development of the Abu Field. The Abu Cluster is a series of discoveries located 15 miles east of Penara and N. Lukut. We will develop the Abu Field first, followed by development of the other fields as “satellites” to this hub facility. Development of the Abu Field will add 10,000-15,000 BOPD gross in late 2006. A drilling rig will move to the PM 318 Block this summer to begin a six-well drilling campaign.

Bohai Bay

In Bohai Bay, China, our oil-in-place study has been approved and the operator plans to file a plan of development this summer. The current draft of the development plan proposes three platforms with the oil being transported by pipeline to an existing FPSO on the adjacent block, also outside-operated. Pending approvals, facility fabrication should begin late this year and we expect first production in the fourth quarter of 2006. We have a 35% interest before a 51% back-in by CNOOC.

Second Quarter 2005 Estimates

Natural Gas Production and Pricing The Company’s natural gas production in the second quarter of 2005 is expected to be 49 — 54 Bcf (538 — 593 MMcf/d). The price the Company realizes for natural gas production from the Gulf of Mexico and onshore Gulf Coast, after basis differentials, transportation and handling charges, typically averages $0.15 — $0.20 less per MMBtu than the Henry Hub Index. Realized gas prices for our Mid-Continent properties, after basis differentials, transportation and handing charges, typically average $0.70 — $0.80 less per MMBtu than the Henry Hub Index. Hedging gains or losses will affect price realizations.

Crude Oil Production and Pricing The Company’s oil production, including international liftings, in the second quarter of 2005 is expected to be 2.1 — 2.3 million barrels (24,000 — 26,000 BOPD). Newfield expects to produce approximately 4,200 BOPD from its Malaysian operations. The timing of liftings in Malaysia may affect our total reported production. The price the Company receives for Gulf Coast production typically averages about $2 per barrel below the NYMEX West Texas Intermediate (WTI) price. The price the Company receives for its production in the Rocky Mountains averages about $3 per barrel below WTI. Oil production from the Mid-Continent typically sells at a $1.00 — $1.50 per barrel discount to WTI. Oil production from Malaysia typically sells at Tapis, or about even with WTI. Hedging gains or losses will affect price realizations.

Lease Operating Expense and Production Taxes LOE is expected to be $44 — $49 million ($0.68 — $0.75 per Mcfe) in the second quarter of 2005. Production taxes in the second quarter of 2005 are expected to be $12 — $13 million ($0.19 — $0.21 per Mcfe). These expenses vary and are subject to impact from, among other things, production volumes and commodity pricing, tax rates, service costs, the costs of goods and materials and workover activities.

General and Administrative Expense G&A expense for the second quarter of 2005 is expected to be $23 - $25 million ($0.36 — $0.40 per Mcfe), net of capitalized direct internal costs. Capitalized direct internal costs are expected to be $9 — $11 million. G&A expense includes stock and incentive compensation expense. Incentive compensation expense depends largely on adjusted net income (as defined in the Company’s incentive compensation plan), which excludes unrealized gains and losses on commodity derivatives.

Interest Expense The non-capitalized portion of the Company’s interest expense for the second quarter of 2005 is expected to be $7 — $8 million ($0.11 — $0.12 per Mcfe). As of April 27, 2005, borrowings under the Company’s credit arrangements were $83 million. The remainder of long-term debt consists of four separate issuances of notes that in the aggregate total $875 million in principal amount. Capitalized interest for the second quarter of 2005 is expected to be about $11 - $12 million.

Income Taxes Including both current and deferred taxes, the Company expects its consolidated income tax rate in the second quarter of 2005 to be about 35 — 39%. About 80% of the tax provision is expected to be deferred.

     Please see the tables below for our complete hedging positions.

Natural Gas Hedge Positions

The following hedge positions for the first quarter of 2005 and beyond are as of April 26, 2005:

Second Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
10,660 MMMBtus	$6.36	—	—	—	—
18,495 MMMBtus	—	—	$5.74 — $7.87	$3.50 — $6.24	$4.16 — $9.00
9,600 MMMBtus	—	$5.75	—	$5.50 — $6.50	—
6,150 MMMBtus*	—	—	$5.86 — $7.50	$5.50 — $6.15	$7.45 — $7.60

Third Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
11,806 MMMBtus	$6.40	—	—	—	—
18,495 MMMBtus	—	—	$5.74 — $7.87	$3.50 — $6.24	$4.16 — $9.00
10,800 MMMBtus	—	$5.84	—	$5.50 — $6.50	—
6,150 MMMBtus*	—	—	$5.86 — $7.50	$5.50 — $6.15	$7.45 — $7.60

Fourth Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
7,225 MMMBtus	$6.08	—	—	—	—
7,995 MMMBtus	—	—	$5.69 — $8.19	$3.50 — $6.24	$4.16 — $10.00
3,600 MMMBtus	—	$5.84	—	$5.50 — $6.50	—
5,350 MMMBtus*	—	—	$6.28 — $10.56	$5.50 — $7.00	$7.45 — $14.50

First Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
2,400 MMMBtus	—	—	$5.80 — $10.00	$5.80	$10.00
4,950 MMMBtus*	—	—	$6.55 — $12.46	$6.00 — $7.00	$10.00 — $14.50

*These 3-way collar contracts are standard natural gas collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per MMMBtu as per the table above until the price drops below a weighted average price of $5.05 per MMMBtu. Below $5.05 per MMMBtu, these contracts effectively result in realized prices that are on average $1.07 per MMMBtu higher than the cash price that otherwise would have been realized.

Crude Oil Hedge Positions

     The following hedge positions for the first quarter of 2005 and beyond are as of April 26, 2005:

Second Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
631,000 Bbls	$33.21	—	—	—	—
828,000 Bbls	—	—	$37.82 — $53.23	$27.00 — $45.00	$30.65 — $64.00
302,000 Bbls**	—	—	$39.62 — $50.08	$35.00 — $46.00	$49.00 — $51.25

Third Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
635,000 Bbls	$33.25	—	—	—	—
681,000 Bbls	—	—	$40.20 — $57.45	$35.60 — $45.00	$48.00 — $64.00
304,000 Bbls**	—	—	$39.60 — $50.08	$35.00 — $46.00	$49.00 — $51.25

Fourth Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
635,000 Bbls	$33.25	—	—	—	—
681,000 Bbls	—	—	$40.20 — $57.45	$35.60 — $45.00	$48.00 — $64.00
304,000 Bbls**	—	—	$39.60 — $50.08	$35.00 — $46.00	$49.00 — $51.25

First Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
381,000 Bbls	$31.61	—	—	—	—
219,000 Bbls**	—	—	$35.18 — $51.30	$35.00 — $36.00	$50.50 — $55.00

Second Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
383,000 Bbls	$31.64	—	—	—	—
221,000 Bbls**	—	—	$35.18 — $51.29	$35.00 — $36.00	$50.50 — $55.00

Third Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
385,000 Bbls	$31.66	—	—	—	—
283,000 Bbls**	—	—	$35.35 — $52.07	$35.00 — $36.00	$50.50 — $55.00

Fourth Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
385,000 Bbls	$31.66	—	—	—	—
283,000 Bbls**	—	—	$35.35 — $52.07	$35.00 — $36.00	$50.50 — $55.00

First Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
120,000 Bbls	$27.00	—	—	—	—
720,000 Bbls**	—	—	$33.00 — $50.19	$32.00 — $35.00	$44.70 — $52.80

Second Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
120,000 Bbls	$27.00	—	—	—	—
728,000 Bbls**	—	—	$33.00 — $50.19	$32.00 — $35.00	$44.70 — $52.80

Third Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
736,000 Bbls**	—	—	$33.00 — $50.19	$32.00 — $35.00	$44.70 — $52.80

Fourth Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
736,000 Bbls**	—	—	$33.00 — $50.19	$32.00 — $35.00	$44.70 — $52.80

First Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Second Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Third Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Fourth Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

First Quarter 2009

		Weighted Average		Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
810,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Second Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Third Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Fourth Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

First Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
900,000 Bbls**	—	—	$34.90 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Second Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
909,000 Bbls**	—	—	$34.90 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Third Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
918,000 Bbls**	—	—	$34.91 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Fourth Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
918,000 Bbls**	—	—	$34.91 — $51.52	$32.00 — $38.00	$50.00 — $53.50

**These 3-way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per barrel as per the table above until the price drops below a weighted average price of $27.82 per barrel. Below $27.82 per barrel, these contracts effectively result in realized prices that are on average $6.27 per barrel higher than the cash price that otherwise would have been realized.

     The Company provides information regarding its outstanding hedging positions in its annual and quarterly reports filed with the SEC and in its electronic publication — @NFX. This publication can be found on Newfield’s web page at http://www.newfld.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

     Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy that includes balancing acquisitions with drill bit opportunities. Newfield’s areas of operation include the Gulf of Mexico, the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins of the Mid-Continent, the Uinta Basin of the Rocky Mountains and select international ventures.

**The statements set forth in this publication regarding estimated or anticipated second quarter results and production volumes are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of capital resources, labor conditions and other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.